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                                                                   Exhibit 3.202

                             STATE OF NEW HAMPSHIRE


Fee for Form 11-A: $50.00                                            Form No. 11
Filing fee:        $35.00                                         RSA 293-A:2.02
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Total fees         $85.00

Use black print or type
Leave 1" margin on both sides.

                            ARTICLES OF INCORPORATION

THE UNDERSIGNED, ACTING AS INCORPORATOR(S) OF A CORPORATION UNDER THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, ADOPT(S) THE FOLLOWING ARTICLES OF INCORPORATION FOR SUCH CORPORATION:

      FIRST: The name of the corporation is: EmCare of New Hampshire, Inc.

      SECOND: The number of shares the corporation is authorized to issue: 1,000

      THIRD: The name of the corporation's registered agent is National Registered Agents, Inc. and the street address, town/city (including zip code and post office box, if any) of its initial registered office is (agent's business address) 63 Pleasant Street, Concord, NH 03301

      FOURTH: The capital stock will be sold or offered for sale within the meaning of RSA 421-B. (Uniform Securities Act)

      FIFTH: The corporation is empowered to transact any and all lawful business for which corporations may be incorporated under RSA 293-A and the principal purpose or purposes for which the corporation is organized are:

      the provision of management services related to the non-medical aspects of emergency room department staffing and management as well as managed services related to physician practices

             [If more space is needed, attach additional sheet(s).]

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ARTICLES OF INCORPORATION                                            Form No. 11
OF EmCare of New Hampshire, Inc.                                         (cont.)

      SIXTH: The name and address of each incorporator is:

         Name                                          Address

William F. Miller, III                        1717 Main Street, Suite 5200
--------------------------------------        ----------------------------------
                                              Dallas, TX  75201
______________________________________        __________________________________

                                              __________________________________

______________________________________        __________________________________

                                              __________________________________

Dated April 9 , 1998

                                                  /s/ William F. Miller, III
                                              ----------------------------------
                                              William F. Miller, III
                                              __________________________________

                                              __________________________________
                                                         (Incorporators)

Mail fees, ORIGINAL, ONE EXACT OR CONFORMED COPY AND FORM 11-A to: Secretary of State, State House, Room 204, 107 North Main Street, Concord, NH 03301-4989

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